Filed Pursuant to Rule 424(b)(2)

Registration Statement No. 333-282565

Pricing Supplement Dated January 30, 2025 (To the Prospectus Dated November 8, 2024 and Prospectus Supplement Dated November 8, 2024)

$2,650,000,000

Senior Medium-Term Notes, Series I

$400,000,000 Floating Rate Senior Medium-Term Notes due 2029

$1,250,000,000 4.932% Fixed-to-Floating Rate Senior Medium-Term Notes due 2029

$1,000,000,000 5.130% Fixed-to-Floating Rate Senior Medium-Term Notes due 2031

The Bank of Nova Scotia

This is an offering of $400,000,000 aggregate principal amount of our Floating Rate Senior Medium-Term Notes due 2029 (the “2029 Floating Rate Notes”), $1,250,000,000 aggregate principal amount of our 4.932% Fixed-to-Floating Rate Senior Medium-Term Notes due 2029 (the “2029 Fixed-to-Floating Rate Notes” and, together with the 2029 Floating Rate Notes, the “2029 Notes”) and $1,000,000,000 aggregate principal amount of our 5.130 % Senior Medium-Term Notes due 2031 (the “2031 Fixed-to-Floating Rate Notes” and, together with the 2029 Fixed-to-Floating Rate Notes, the “Fixed-to-Floating Rate Notes” and, together with the 2029 Floating Rate Notes, the “Notes”). We will pay interest on the 2029 Floating Rate Notes at a floating rate equal to Compounded SOFR (as defined in the Prospectus Supplement, as defined herein) plus 0.890%, payable quarterly in arrears on February 14, May 14, August 14 and November 14 of each year, commencing on May 14, 2025 (long first interest payment period) and continuing until February 14, 2029 or the applicable redemption date, subject to the Floating Rate Notes Payment Convention (as defined herein). We will pay interest on the 2029 Fixed-to-Floating Rate Notes (i) during the 2029 Fixed Rate Period (as defined herein), semi-annually in arrears on February 14 and August 14 of each year during the 2029 Fixed Rate Period, commencing on August 14, 2025 (long first interest payment period) and continuing until February 14, 2028 or the applicable redemption date, subject to the Fixed-to-Floating Rate Notes Payment Convention (as defined herein) and (ii) during the 2029 Floating Rate Period (as defined herein), at a floating rate equal to Compounded SOFR (as defined in the Prospectus Supplement, as defined herein) plus 0.890%, payable quarterly in arrears on May 14, 2028, August 14, 2028, November 14, 2028 and February 14, 2029 or the applicable redemption date, subject to the Fixed-to-Floating Rate Notes Payment Convention (as defined herein). We will pay interest on the 2031 Fixed-to-Floating Rate Notes (i) during the 2031 Fixed Rate Period (as defined herein), semi-annually in arrears on February 14 and August 14 of each year during the 2031 Fixed Rate Period, commencing on August 14, 2025 (long first interest payment period) and continuing until February 14, 2030 or the applicable redemption date, subject to the Fixed-to-Floating Rate Notes Payment Convention (as defined herein) and (ii) during the 2031 Floating Rate Period (as defined herein), at a floating rate equal to Compounded SOFR (as defined in the Prospectus Supplement, as defined herein) plus 1.070%, payable quarterly in arrears on May 14, 2030, August 14, 2030, November 14, 2030 and February 14, 2031 or the applicable redemption date, subject to the Fixed-to-Floating Rate Notes Payment Convention (as defined herein). The 2029 Notes will mature on February 14, 2029 and the 2031 Fixed-to-Floating Rate Notes will mature on February 14, 2031. The Notes will be unsecured and unsubordinated obligations of The Bank of Nova Scotia (the “Bank”) and will constitute deposit liabilities of the Bank for purposes of the Bank Act (Canada). We will issue the Notes in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The Notes will be bail-inable notes (as defined in the accompanying prospectus supplement dated November 8, 2024 (the “Prospectus Supplement”) and subject to conversion in whole or in part – by means of a transaction or series of transactions and in one or more steps – into common shares of the Bank or any of its affiliates under subsection 39.2(2.3) of the Canada Deposit Insurance Corporation Act (the “CDIC Act”) and to variation or extinguishment in consequence, and subject to the application of the laws of the Province of Ontario and the federal laws of Canada applicable therein in respect of the operation of the CDIC Act with respect to the Notes.

We may redeem the Notes in whole or in part at any time and from time to time prior to maturity at the redemption prices described under the caption “Specific Terms of the Notes—Optional Redemption for the Notes” in this pricing supplement. There is no sinking fund for the Notes. All payments on the Notes are subject to our credit risk.

The Notes will not be listed on any securities exchange.

Investing in the Notes involves a number of risks. See “Risk Factors” on page P-11 of this pricing supplement, beginning on page S-2 of the Prospectus Supplement and beginning on page 8 of the accompanying prospectus dated November 8, 2024 (the “Prospectus”).

The Notes are unsecured and are not savings accounts or insured deposits of a bank. The Notes are not insured or guaranteed by the Canada Deposit Insurance Corporation, the U.S. Federal Deposit Insurance Corporation or any other governmental agency or instrumentality of Canada or the United States.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

	Per 2029 Floating Rate Note	Total	Per 2029 Fixed-to- Floating Rate Note	Total	Per 2031 Fixed -to- Floating Rate Note	Total
Price to public	100.000%	$400,000,000	99.998%	$1,249,975,000	99.998%	$999,980,000
Underwriting discount	0.250%	$1,000,000	0.250%	$3,125,000	0.350%	$3,500,000
Net proceeds, before expenses, to the Bank (1)	99.750%	$399,000,000	99.748%	$1,246,850,000	99.648%	$996,480,000

(1)	Plus accrued interest, if any, from the start of the initial period for the 2029 Floating Rate Notes and from February 4, 2025 for the Fixed-to-Floating Rate Notes, in each case to date of delivery.

We will deliver the Notes in book-entry only form through the facilities of The Depository Trust Company (“DTC”) (including through its indirect participants Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking S.A. (“Clearstream”)) on or about February 4, 2025.

Joint Book-Running Managers

Scotiabank	BofA Securities	Credit Agricole CIB	SOCIETE GENERALE	Wells Fargo Securities

Co-Managers

Desjardins Capital Markets	Academy Securities	CastleOak Securities, L.P.	Penserra Securities LLC	R. Seelaus & Co., LLC

TERMS OF THE NOTES

We describe the basic features of the Notes in the sections of the Prospectus called “Description of Debt Securities We May Offer” and Prospectus Supplement called “Description of the Notes We May Offer,” subject to and as modified by the provisions described below.

$400,000,000 Floating Rate Senior Medium-Term Notes due 2029

Issuer:	The Bank of Nova Scotia

Issue:	Senior Medium-Term Notes, Series I

Title of Series:	Floating Rate Senior Medium-Term Notes, due February 14, 2029

Ranking:	Senior

Principal Amount:	$400,000,000

Currency:	U.S. Dollars

Minimum Denominations:	$2,000 and integral multiples of $1,000 in excess thereof

Pricing Date:	January 30, 2025

Issue Date:	February 4, 2025

Maturity Date:	February 14, 2029

CUSIP / ISIN:	06418G AR8 / US06418GAR83

Public Offering Price:	100.000%, plus accrued interest, if any, from the start of the initial Interest Period to the date of delivery.

Fees:	0.250%

Interest Rate:	The interest rate for each Interest Period (as defined below) will be equal to the Base Rate plus the Spread and will in no event be less than 0.000%.

Base Rate:	Compounded SOFR, as defined in, and in accordance with the specific formula described under “Description of the Notes We May Offer—Interest Rates—Floating Rate Notes” in the Prospectus Supplement.

Spread:	+89 basis points

Interest Payment Dates:	Quarterly, on each February 14, May 14, August 14 and November 14 beginning on May 14, 2025 (long first interest payment period) and ending on the Maturity Date or redemption date, subject to the Floating Rate Notes Payment Convention, as described below.

Interest Periods:	Each quarterly period from, and including, an Interest Payment Date (or, in the case of the first Interest Period, commencing on the Issue Date) to, but excluding, the next Interest Payment Date (or, in the case of the final Interest Period, the Maturity Date or redemption date) (each such period, an “Interest Period”), subject to the modified following business day convention described below under “Floating Rate Notes Payment Convention.”

SOFR Interest Payment Determination Date:	The date two U.S. Government Securities Business Days before each Interest Payment Date.

Observation Period:	In respect of each Interest Period, the Observation Period (as defined in the Prospectus Supplement).

Floating Rate Notes Payment Convention:	If any Interest Payment Date would otherwise fall on a day that is not a Business Day, then such Interest Payment Date will be the next succeeding Business Day. However, if the next Business Day falls in the next calendar month, then the Interest Payment Date will be advanced to the next preceding day that is a Business Day. If the Maturity Date or redemption date falls on a day that is not a Business Day, we will make the required payment of principal, premium, if any, and interest on the next succeeding Business Day and no interest will be paid in respect of the postponement.

Business Day:	A Monday, Tuesday, Wednesday, Thursday or Friday that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or executive order to close in The City of New York or Toronto, Ontario.

U.S. Government Securities Business Day:	Any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

Day Count Fraction:	Actual/360

Par Call Redemption at our Option:	The Bank may redeem the 2029 Floating Rate Notes at its option (i) in whole, but not in part, on February 14, 2028 (the date that is one year prior to the Maturity Date) or (ii) in whole or in part, at any time and from time to time on or after January 15, 2029 (the date that is 30 days prior to the Maturity Date), in each case, at a redemption price equal to 100% of the principal amount of the 2029 Floating Rate Notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date. The Bank will provide written notice to the registered holders of the 2029 Floating Rate Notes of any redemption not more than 30 nor less than 5 calendar days prior to the redemption date. See “Specific Terms of the Notes—Optional Par Call Redemption for the Notes” in this pricing supplement.

Tax Redemption:	The Bank may redeem the 2029 Floating Rate Notes, in whole but not in part, at a redemption price equal to the principal amount of such 2029 Floating Rate Notes together with accrued and unpaid interest on such 2029 Floating Rate Notes to the date fixed for redemption under the circumstances described in “Description of the Notes We May Offer—Redemption at the Option of the Bank; No Sinking Fund—Tax Redemption” in the Prospectus Supplement.

Canadian Bail-in Powers Acknowledgment:	The 2029 Floating Rate Notes are bail-inable notes. See “Specific Terms of the Notes—Agreement with Respect to the Exercise of Canadian Bail-in Powers” below.

Repayment at Option of Holder:	Not applicable.

Joint Book-Running Managers:	Scotia Capital (USA) Inc., BofA Securities, Inc., Credit Agricole Securities (USA) Inc., SG Americas Securities, LLC and Wells Fargo Securities, LLC

Calculation Agent:	Computershare Trust Company, N.A.

Clearance and Settlement:	DTC (including through its indirect participants Euroclear and Clearstream, as described under “Legal Ownership and Book-Entry Issuance” in the Prospectus).

Listing:	The 2029 Floating Rate Notes will not be listed on any securities exchange or quotation system.

Terms Incorporated in the Master Note:	All of the terms appearing above on pages P-3 and P-4 under the caption “Terms of the Notes—$400,000,000 Floating Rate Senior Medium-Term Notes due 2029” of this pricing supplement and the applicable terms appearing under the caption “Specific Terms of the Notes” below. The 2029 Floating Rate Notes are part of a series of senior debt securities of the Bank entitled “Senior Medium-Term Notes, Series I.”.

$1,250,000,000 4.932% Fixed-to-Floating Rate Senior Medium-Term Notes due 2029

Issuer:	The Bank of Nova Scotia

Issue:	Senior Medium-Term Notes, Series I

Title of Series:	4.932% Fixed-to-Floating Rate Senior Medium-Term Notes, due February 14, 2029

Ranking:	Senior

Principal Amount:	$1,250,000,000

Currency:	U.S. Dollars

Minimum Denominations:	$2,000 and integral multiples of $1,000 in excess thereof

Pricing Date:	January 30, 2025

Issue Date:	February 4, 2025

Maturity Date:	February 14, 2029

2029 Fixed Rate Period:	From, and including February 4, 2025, to, but excluding, February 14, 2028.

2029 Floating Rate Period:	From, and including February 14, 2028, to, but excluding, the Maturity Date.

CUSIP / ISIN:	06418G AP2 / US06418GAP28

Public Offering Price:	99.998%, plus accrued interest, if any, from February 4, 2025 to the date of delivery.

Fees:	0.250%

Interest Rate:

With respect to each Interest Period (as defined below) during the 2029 Fixed Rate Period, the 2029 Fixed-to-Floating Rate Notes will bear interest at the fixed rate of 4.932% per annum.

With respect to each Interest Period (as defined below) during the 2029 Floating Rate Period, the 2029 Fixed-to-Floating Rate Notes will bear interest equal to the Base Rate plus the Spread and will in no event be less than 0.000%.

Base Rate:	Compounded SOFR, as defined in, and in accordance with the specific formula described under “Description of the Notes We May Offer—Interest Rates—Floating Rate Notes” in the Prospectus Supplement.

Spread:	+89 basis points

Interest Payment Dates:

With respect to the 2029 Fixed Rate Period, semi-annually, on each February 14 and August 14, beginning on August 14, 2025 (long first interest payment period) and ending on February 14, 2028 or redemption date, subject to the Fixed-to-Floating Rate Notes Payment Convention, as described below.

With respect to the 2029 Floating Rate Period, quarterly on May 14, 2028, August 14, 2028, November 14, 2028, and the Maturity Date or redemption date, subject to the Fixed-to-Floating Rate Notes Payment Convention, as described below.

Interest Periods:	The 2029 Fixed-to-Floating Rate Notes will bear interest from and including each Interest Payment Date (or in the case of the initial Interest Period, commencing on the Issue Date) to but excluding the following Interest Payment Date (or, in the case of the final Interest Period, the Maturity Date or redemption date) (each such period, an “Interest Period”), subject to the Fixed-to-Floating Rate Notes Payment Convention, as described below.

SOFR Interest Payment Determination Date:	With respect to the 2029 Floating Rate Period, the date two U.S. Government Securities Business Days before each Interest Payment Date.

Observation Period:	In respect of each Interest Period during the 2029 Floating Rate Period, the Observation Period (as defined in the Prospectus Supplement).

Fixed-to-Floating Rate Notes Payment Convention:

During the 2029 Fixed Rate Period, if any Interest Payment Date or redemption date falls on a day that is not a Business Day, the Bank will postpone the making of such interest or principal payment to the next succeeding Business Day, and no additional interest will be paid in respect of the postponement.

During the 2029 Floating Rate Period, if any Interest Payment Date would otherwise fall on a day that is not a Business Day, then such Interest Payment Date will be the next succeeding Business Day. However, if the next Business Day falls in the next calendar month, then the Interest Payment Date will be advanced to the next preceding day that is a Business Day. If the Maturity Date or redemption date falls on a day that is not a Business Day, we will make the required payment of principal, premium, if any, and interest on the next succeeding Business Day and no interest will be paid in respect of the postponement.

Business Day:	A Monday, Tuesday, Wednesday, Thursday or Friday that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or executive order to close in The City of New York or Toronto, Ontario.

U.S. Government Securities Business Day:	Any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

Day Count Fraction:

Interest will be computed and paid on a 30/360 basis (based upon a 360-day year of twelve 30-day months), with respect to the 2029 Fixed Rate Period.

Actual/360, with respect to the 2029 Floating Rate Period.

Make-Whole Redemption at our Option:

The Bank may redeem the 2029 Fixed-to-Floating Rate Notes at its option, in whole or in part, at any time and from time to time prior to February 14, 2028 (the date that is one year prior to the Maturity Date) at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the 2029 Fixed-to-Floating Rate Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date. See “Specific Terms of the Notes—Optional Make-Whole Redemption for the Notes” in this pricing supplement.

Par Call Redemption at our Option:	The Bank may redeem the 2029 Fixed-to-Floating Rate Notes at its option (i) in whole, but not in part, on February 14, 2028 (the date that is one year prior to the Maturity Date) or (ii) in whole or in part, at any time and from time to time on or after January 15, 2029 (the date that is 30 days prior to the Maturity Date), in each case, at a redemption price equal to 100% of the principal amount of 2029 Fixed-to-Floating Rate Notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date. The Bank will provide written notice to the registered holders of the 2029 Fixed-to-Floating Rate Notes of any redemption not more than 30 nor less than 5 calendar days prior to the redemption date. See “Specific Terms of the Notes—Optional Par Call Redemption for the Notes” in this pricing supplement.

Tax Redemption:	The Bank may also redeem the 2029 Fixed-to-Floating Rate Notes, in whole but not in part, at a redemption price equal to the principal amount of such 2029 Fixed-to-Floating Rate Notes together with accrued and unpaid interest on such 2029 Fixed-to-Floating Rate Notes to the date fixed for redemption under the circumstances described in “Description of the Notes We May Offer—Redemption at the Option of the Bank; No Sinking Fund—Tax Redemption” in the Prospectus Supplement.

Canadian Bail-in Powers Acknowledgment:	The 2029 Fixed-to-Floating Rate Notes are bail-inable notes. See “Specific Terms of the Notes—Agreement with Respect to the Exercise of Canadian Bail-in Powers” below.

Repayment at Option of Holder:	Not applicable.

Joint Book-Running Managers:	Scotia Capital (USA) Inc., BofA Securities, Inc., Credit Agricole Securities (USA) Inc., SG Americas Securities, LLC and Wells Fargo Securities, LLC

Clearance and Settlement:	DTC (including through its indirect participants Euroclear and Clearstream, as described under “Legal Ownership and Book-Entry Issuance” in the Prospectus).

Listing:	The 2029 Fixed-to-Floating Rate Notes will not be listed on any securities exchange or quotation system.

Terms Incorporated in the Master Note:	All of the terms appearing above on pages P-5 through P-7 under the caption “Terms of the Notes—$1,250,000,000 4.932% Fixed-to-Floating Rate Senior Medium-Term Notes due 2029” of this pricing supplement and the applicable terms appearing under the caption “Specific Terms of the Notes” below. The 2029 Fixed-to-Floating Rate Notes are part of a series of senior debt securities of the Bank entitled “Senior Medium-Term Notes, Series I.”

$1,000,000,000 5.130% Fixed-to-Floating Rate Senior Medium-Term Notes due 2031

Issuer:	The Bank of Nova Scotia

Issue:	Senior Medium-Term Notes, Series I

Title of Series:	5.130% Fixed-to-Floating Rate Senior Medium-Term Notes, due February 14, 2031

Ranking:	Senior

Principal Amount:	$1,000,000,000

Currency:	U.S. Dollars

Minimum Denominations:	$2,000 and integral multiples of $1,000 in excess thereof

Pricing Date:	January 30, 2025

Issue Date:	February 4, 2025

Maturity Date:	February 14, 2031

2031 Fixed Rate Period:	From, and including February 4, 2025, to, but excluding, February 14, 2030.

2031 Floating Rate Period:	From, and including February 14, 2030, to, but excluding, the Maturity Date.

CUSIP / ISIN:	06418G AQ0 / US06418GAQ01

Public Offering Price:	99.998%, plus accrued interest, if any, from February 4, 2025 to the date of delivery.

Fees:	0.350%

Interest Rate:

With respect to each Interest Period (as defined below) during the 2031 Fixed Rate Period, the 2031 Fixed-to-Floating Rate Notes will bear interest at the fixed rate of 5.130% per annum.

With respect to each Interest Period (as defined below) during the 2031 Floating Rate Period, the 2031 Fixed-to-Floating Rate Notes will bear interest equal to the Base Rate plus the Spread and will in no event be less than 0.000%.

Base Rate:	Compounded SOFR, as defined in, and in accordance with the specific formula described under “Description of the Notes We May Offer—Interest Rates—Floating Rate Notes” in the Prospectus Supplement.

Spread:	+107 basis points

Interest Payment Dates:

With respect to the 2031 Fixed Rate Period, semi-annually, on each February 14 and August 14, beginning on August 14, 2025 (long first interest payment period) and ending on February 14, 2030 or redemption date, subject to the Fixed-to-Floating Rate Notes Payment Convention, as described below.

With respect to the 2031 Floating Rate Period, quarterly on May 14, 2030, August 14, 2030, November 14, 2030, and the Maturity Date or redemption date, subject to the Fixed-to-Floating Rate Notes Payment Convention, as described below.

Interest Periods:	The 2031 Fixed-to-Floating Rate Notes will bear interest from and including each Interest Payment Date (or in the case of the initial Interest Period, commencing on the Issue Date) to but excluding the following Interest Payment Date (or, in the case of the final Interest Period, the Maturity Date or redemption date) (each such period, an “Interest Period”), subject to the Fixed-to-Floating Rate Notes Payment Convention, as described below.

SOFR Interest Payment Determination Date:	With respect to the 2031 Floating Rate Period, the date two U.S. Government Securities Business Days before each Interest Payment Date.

Observation Period:	In respect of each Interest Period during the 2031 Floating Rate Period, the Observation Period (as defined in the Prospectus Supplement).

Fixed-to-Floating Rate Notes Payment Convention:

During the 2031 Fixed Rate Period, if any Interest Payment Date or redemption date falls on a day that is not a Business Day, the Bank will postpone the making of such interest or principal payment to the next succeeding Business Day, and no additional interest will be paid in respect of the postponement.

During the 2031 Floating Rate Period, if any Interest Payment Date would otherwise fall on a day that is not a Business Day, then such Interest Payment Date will be the next succeeding Business Day. However, if the next Business Day falls in the next calendar month, then the Interest Payment Date will be advanced to the next preceding day that is a Business Day. If the Maturity Date or redemption date falls on a day that is not a Business Day, we will make the required payment of principal, premium, if any, and interest on the next succeeding Business Day and no interest will be paid in respect of the postponement.

Business Day:	A Monday, Tuesday, Wednesday, Thursday or Friday that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or executive order to close in The City of New York or Toronto, Ontario.

U.S. Government Securities Business Day:	Any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

Day Count Fraction:

Interest will be computed and paid on a 30/360 basis (based upon a 360-day year of twelve 30-day months), with respect to the 2031 Fixed Rate Period.

Actual/360, with respect to the 2031 Floating Rate Period.

Make-Whole Redemption at our Option:

The Bank may redeem the 2031 Fixed-to-Floating Rate Notes at its option, in whole or in part, at any time and from time to time prior to February 14, 2030 (the date that is one year prior to the Maturity Date) at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the 2031 Fixed-to-Floating Rate Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date. See “Specific Terms of the Notes—Optional Make-Whole Redemption for the Notes” in this pricing supplement.

Par Call Redemption at our Option:	The Bank may redeem the 2031 Fixed-to-Floating Rate Notes at its option (i) in whole, but not in part, on February 14, 2030 (the date that is one year prior to the Maturity Date) or (ii) in whole or in part, at any time and from time to time on or after January 15, 2031 (the date that is 30 days prior to the Maturity Date), in each case, at a redemption price equal to 100% of the principal amount of the 2031 Fixed-to-Floating Rate Notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date. The Bank will provide written notice to the registered holders of the 2031 Fixed-to-Floating Rate Notes of any redemption not more than 30 nor less than 5 calendar days prior to the redemption date. See “Specific Terms of the Notes—Optional Par Call Redemption for the Notes” in this pricing supplement.

Tax Redemption:	The Bank may also redeem the 2031 Fixed-to-Floating Rate Notes, in whole but not in part, at a redemption price equal to the principal amount of such 2031 Fixed-to-Floating Rate Notes together with accrued and unpaid interest on such 2031 Fixed-to-Floating Rate Notes to the date fixed for redemption under the circumstances described in “Description of the Notes We May Offer—Redemption at the Option of the Bank; No Sinking Fund—Tax Redemption” in the Prospectus Supplement.

Canadian Bail-in Powers Acknowledgment:	The 2031 Fixed-to-Floating Rate Notes are bail-inable notes. See “Specific Terms of the Notes—Agreement with Respect to the Exercise of Canadian Bail-in Powers” below.

Repayment at Option of Holder:	Not applicable.

Joint Book-Running Managers:	Scotia Capital (USA) Inc., BofA Securities, Inc., Credit Agricole Securities (USA) Inc., SG Americas Securities, LLC and Wells Fargo Securities, LLC

Clearance and Settlement:	DTC (including through its indirect participants Euroclear and Clearstream, as described under “Legal Ownership and Book-Entry Issuance” in the Prospectus).

Listing:	The 2031 Fixed-to-Floating Rate Notes will not be listed on any securities exchange or quotation system.

Terms Incorporated in the Master Note:	All of the terms appearing above on pages P-8 through P-10 under the caption “Terms of the Notes—$1,000,000,000 5.130% Fixed-to-Floating Rate Senior Medium-Term Notes due 2031” of this pricing supplement and the applicable terms appearing under the caption “Specific Terms of the Notes” below. The 2031 Fixed-to-Floating Rate Notes are part of a series of senior debt securities of the Bank entitled “Senior Medium-Term Notes, Series I.”

RISK FACTORS

An investment in the Notes is subject to the risks described under “Risk Factors” in the Prospectus and the Prospectus Supplement. The Notes are not secured debt. You should carefully consider whether the Notes are suited to your particular circumstances. This pricing supplement should be read together with the Prospectus and the Prospectus Supplement. We urge you to read the information about risks related to the Notes, together with the other information in this pricing supplement and the Prospectus and Prospectus Supplement, before investing in the Notes.

SPECIFIC TERMS OF THE NOTES

Please note that in this section entitled “Specific Terms of the Notes,” references to “holders” mean those who own Notes registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in Notes registered in street name or in Notes issued in book-entry form through DTC or another depositary. Owners of beneficial interests in the Notes should read the section entitled “Legal Ownership and Book-Entry Issuance” in the Prospectus.

The Notes are part of a series of senior debt securities entitled “Senior Medium-Term Notes, Series I,” that we may issue under our senior indenture, dated as of January 22, 2010, between the Bank and Computershare Trust Company of Canada, as Canadian trustee and Computershare Trust Company, N.A., as U.S. trustee, as supplemented by a first supplemental indenture, dated as of November 30, 2018 and by a second supplemental indenture, dated as of December 27, 2021, and as further amended, from time to time (the “indenture”). This pricing supplement summarizes financial and other terms that apply to the Notes. We describe terms that apply generally to all Series I Medium-Term Notes in “Description of the Notes We May Offer” in the Prospectus Supplement and in “Description of the Debt Securities We May Offer” in the Prospectus. The terms described in this pricing supplement should be read in conjunction with those described in the Prospectus and the Prospectus Supplement and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

Please note that the information about the price to the public and the net proceeds to the Bank on the front cover of this pricing supplement relates only to the initial sale of the Notes. If you have purchased the Notes in a market-making transaction after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

In addition to the terms described on the front and inside cover of this pricing supplement, the following specific terms will apply to the Notes:

Defeasance

There shall be no defeasance, full or covenant, applicable to the Notes.

Payment at Maturity

At maturity you will receive an amount equal to the principal of your Notes plus any accrued and unpaid interest, subject to the Floating Rate Notes Payment Convention or the Fixed-to-Floating Rate Notes Payment Convention, as applicable.

Manner of Payment and Delivery

Any payment on the Notes at maturity will be made to accounts designated by you and approved by us, or at the office of the U.S. trustee in Greenwood Village, Colorado, but only when the Notes are surrendered to the U.S. trustee at that office. We also may make any payment in accordance with the applicable procedures of the depositary.

Floating Rate Notes Interest

The interest rate on the 2029 Floating Rate Notes for each period will be equal to Compounded SOFR plus a spread of 89 basis points. Interest for the 2029 Floating Rate Notes will be payable quarterly in arrears on each February 14, May 14, August 14 and November 14, beginning on May 14, 2025 (long first interest payment period) and ending on the Maturity Date or the redemption date, as the case may be, subject to the modified following, adjusted business day convention as described under the section “Terms of the Notes— $400,000,000 Floating Rate Senior Medium-Term Notes due 2029—Floating Rate Notes Payment Convention”. The interest rate on the 2029 Floating Rate Notes will be calculated as described for SOFR Index notes in the section “Description of the Notes We May Offer—Interest Rates—SOFR Index Notes” in the Prospectus Supplement.

Fixed-to-Floating Rate Notes Interest

During the 2029 Fixed Rate Period, we will pay interest on the 2029 Fixed-to-Floating Rate Notes semi-annually in arrears on February 14 and August 14 of each year, commencing on August 14, 2025 (long first interest payment period) and continuing until February 14, 2028 or the redemption date, as the case may be, subject to the business day convention as described under the section “Terms of the Notes—$1,250,000,000 4.932% Fixed-to-Floating Rate Senior Medium-Term Notes due 2029—Fixed-to-Floating Rate Notes Payment Convention”.

During the 2029 Floating Rate Period, the interest rate on the 2029 Fixed-to-Floating Rate Notes for each period will be equal to Compounded SOFR plus a spread of 89 basis points. Interest for the 2029 Fixed-to-Floating Rate Notes will be payable quarterly in arrears on May 14, 2028, August 14, 2028, November 14, 2028 and the Maturity Date or the redemption date, as the case may be, subject to the modified following, adjusted business day convention as described under the section “Terms of the Notes— $1,250,000,000 4.932% Fixed-to-Floating Rate Senior Medium-Term Notes due 2029—Fixed-to-Floating Rate Notes Payment Convention”. During the 2029 Floating Rate Period, the interest rate on the 2029 Fixed-to-Floating Rate Notes will be calculated as described for SOFR Index notes in the section “Description of the Notes We May Offer—Interest Rates—SOFR Index Notes” in the Prospectus Supplement.

During the 2031 Fixed Rate Period, we will pay interest on the 2031 Fixed-to-Floating Rate Notes semi-annually in arrears on February 14 and August 14 of each year, commencing on August 14, 2025 (long first interest payment period) and continuing until February 14, 2030 or the redemption date, as the case may be, subject to the business day convention as described under the section “Terms of the Notes—$1,000,000,000 5.130% Fixed-to-Floating Rate Senior Medium-Term Notes due 2031—Fixed-to-Floating Rate Notes Payment Convention”.

During the 2031 Floating Rate Period, the interest rate on the 2031 Fixed-to-Floating Rate Notes for each period will be equal to Compounded SOFR plus a spread of 107 basis points. Interest for the 2031 Fixed-to-Floating Rate Notes will be payable quarterly in arrears on May 14, 2030, August 14, 2030, November 14, 2030 and the Maturity Date or the redemption date, as the case may be, subject to the modified following, adjusted business day convention as described under the section “Terms of the Notes— $1,000,000,000 5.130% Fixed-to-Floating Rate Senior Medium-Term Notes due 2031—Fixed-to-Floating Rate Notes Payment Convention”. During the 2031 Floating Rate Period, the interest rate on the 2031 Fixed-to-Floating Rate Notes will be calculated as described for SOFR Index notes in the section “Description of the Notes We May Offer—Interest Rates—SOFR Index Notes” in the Prospectus Supplement.

Calculation Agent

Computershare Trust Company, N.A. is currently serving as our calculation agent for the Floating Rate Notes and for the Fixed-to-Floating Rate Notes; however, we may change the calculation agent at any time without notice, and Computershare Trust Company, N.A. may resign as calculation agent at any time upon sixty (60) days’ written notice to the Bank.

Agreement with Respect to the Exercise of Canadian Bail-in Powers

By its acquisition of an interest in any Note, each holder or beneficial owner of that Note is deemed to (i) agree to be bound, in respect of that Note, by the CDIC Act, including the conversion of that Note, in whole or in part – by means of a transaction or series of transactions and in one or more steps – into common shares of the Bank or any of its affiliates under subsection 39.2(2.3) of the CDIC Act and the variation or extinguishment of that Note in consequence, and by the application of the laws of the Province of Ontario and the federal laws of Canada applicable therein in respect of the operation of the CDIC Act with respect to that Note; (ii) attorn and submit to the jurisdiction of the courts in the Province of Ontario with respect to the CDIC Act and those laws; (iii) have represented and warranted to the Bank that the Bank has not directly or indirectly provided financing to the holder for the express purpose of investing in the Note; and (iv) acknowledge and agree that the terms referred to in paragraphs (i) and (ii), above, are binding on that holder or beneficial owner despite any provisions in the indenture or that Note, any other law that governs that Note and any other agreement, arrangement or understanding between that holder or beneficial owner and the Bank with respect to that Note.

Holders and beneficial owners of any Note will have no further rights in respect of that Note to the extent that Note is converted in a bail-in conversion, other than those provided under the bail-in regime, and by its acquisition of an interest in any Note, each holder or beneficial owner of that Note is deemed to irrevocably consent to the converted portion of the principal amount of that Note and any accrued and unpaid interest thereon being deemed paid in full by the Bank by the issuance of common shares of the Bank (or, if applicable, any of its affiliates) upon the occurrence of a bail-in conversion, which bail-in conversion will occur without any further action on the part of that holder or beneficial owner or the trustee; provided that, for the avoidance of doubt, this consent will not limit or otherwise affect any rights that holders or beneficial owners may have under the bail-in regime.

See “Description of the Notes We May Offer—Special Provisions Related to Bail-inable Notes” in the Prospectus Supplement for a description of provisions applicable to the Notes as a result of Canadian bail-in powers.

Optional Redemption for the Notes

Optional Make Whole Redemption for 2029 Fixed-to-Floating Rate Notes

The Bank may redeem the 2029 Fixed-to-Floating Rate Notes at its option, in whole or in part, at any time and from time to time prior to February 14, 2028 (the date that is one year prior to the Maturity Date) (such date, the “2029 Par Call Date”), at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the 2029 Fixed-to-Floating Rate Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Bank in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Bank after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, the Bank shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the 2029 Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the 2029 Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 or any successor designation or publication is no longer published, the Bank shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the 2029 Par Call Date, as applicable. If there is no United States Treasury security maturing on the 2029 Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the 2029 Par Call Date, one with a maturity date preceding the 2029 Par Call Date and one with a maturity date following the 2029 Par Call Date, the Bank shall select the United States Treasury security with a maturity date preceding the 2029 Par Call Date. If there are two or more United States Treasury securities maturing on the 2029 Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Bank shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Bank’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Optional Make Whole Redemption for 2031 Fixed-to-Floating Rate Notes

The Bank may redeem the 2031 Fixed-to-Floating Rate Notes at its option, in whole or in part, at any time and from time to time prior to February 14, 2030 (the date that is one year prior to the Maturity Date) (such date, the “2031 Par Call Date”), at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the 2031 Fixed-to-Floating Rate Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Bank in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Bank after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, the Bank shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the 2031 Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the 2031 Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 or any successor designation or publication is no longer published, the Bank shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the 2031 Par Call Date, as applicable. If there is no United States Treasury security maturing on the 2031 Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the 2031 Par Call Date, one with a maturity date preceding the 2031 Par Call Date and one with a maturity date following the 2031 Par Call Date, the Bank shall select the United States Treasury security with a maturity date preceding the 2031 Par Call Date. If there are two or more United States Treasury securities maturing on the 2031 Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Bank shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Bank’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Optional Par Call Redemption

The Bank may redeem the 2029 Floating Rate Notes at its option (i) in whole, but not in part, on February 14, 2028 (the date that is one year prior to the Maturity Date) or (ii) in whole or in part, at any time and from time to time on or after January 15, 2029 (the date that is 30 days prior to the Maturity Date), in each case, at a redemption price equal to 100% of the principal amount of the 2029 Floating Rate Notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

The Bank may redeem the 2029 Fixed-to-Floating Rate Notes at its option (i) in whole, but not in part, on February 14, 2028 (the date that is one year prior to the Maturity Date) or (ii) in whole or in part, at any time and from time to time on or after January 15, 2029 (the date that is 30 days prior to the Maturity Date), in each case, at a redemption price equal to 100% of the principal amount of the 2029 Fixed-to-Floating Rate Notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

The Bank may redeem the 2031 Fixed-to-Floating Rate Notes at its option (i) in whole, but not in part, on February 14, 2030 (the date that is one year prior to the Maturity Date) or (ii) in whole or in part, at any time and from time to time on or after January 15, 2031 (the date that is 30 days prior to the Maturity Date), in each case, at a redemption price equal to 100% of the principal amount of the 2031 Fixed-to-Floating Rate Notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

Provisions Applicable to Optional Redemptions

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 5 days but not more than 30 days before the redemption date to each holder of Notes to be redeemed.

In the case of a partial redemption, selection of the Notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the Notes are held by DTC (or another depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the depositary.

Unless the Bank defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Notes or portions thereof called for redemption.

The Bank may also redeem the Notes, in whole but not in part, at a redemption price equal to the principal amount of such Notes together with accrued and unpaid interest on such Notes to the date fixed for redemption under the circumstances described in “Description of the Notes We May Offer—Redemption at the Option of the Bank; No Sinking Fund—Tax Redemption” in the Prospectus Supplement.

ADDITIONAL AMOUNTS

For a discussion regarding “additional amounts”, please see the section “Description of the Notes We May Offer—Payment of Additional Amounts” in the Prospectus Supplement.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

For a discussion of the material U.S. federal income tax consequences of owning the Notes, please see the section “United States Taxation” in the Prospectus.

CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

For a discussion of the Canadian federal income tax consequences of owning the Notes, please see the section “Canadian Taxation” in the Prospectus and the section “Certain Income Tax Consequences – Canadian Taxation” in the Prospectus Supplement.

EMPLOYEE BENEFIT PLAN CONSIDERATIONS

Please see the discussion under the heading “Certain Considerations for ERISA and Other Employee Benefit Plans” in the Prospectus.

CLEARANCE AND SETTLEMENT

The Notes will settle through DTC, and its indirect participants Euroclear and Clearstream. For a description of DTC, Euroclear and Clearstream, see “Legal Ownership and Book-Entry Issuance” in the Prospectus.

SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We have entered into a terms agreement, dated January 30, 2025, with the agents pursuant to the Distribution Agreement, dated November 8, 2024, among us and Scotia Capital (USA) Inc. for the purchase and sale of the Notes. We have agreed to sell to each of the agents, and each of the agents has agreed to purchase from us, the principal amount of the Notes shown opposite its name at the public offering price set forth above.

Name	Principal Amount of 2029 Floating Rate Notes		Principal Amount of 2029 Fixed-to- Floating Rate Notes		Principal Amount of 2031 Fixed-to- Floating Rate Notes
Scotia Capital (USA) Inc.	U.S.$	204,000,000.00	U.S.$	637,500,000.00	U.S.$	510,000,000.00
BofA Securities, Inc.	U.S.$	46,000,000.00	U.S.$	143,750,000.00	U.S.$	115,000,000.00
Credit Agricole Securities (USA) Inc.	U.S.$	46,000,000.00	U.S.$	143,750,000.00	U.S.$	115,000,000.00
SG Americas Securities, LLC	U.S.$	46,000,000.00	U.S.$	143,750,000.00	U.S.$	115,000,000.00
Wells Fargo Securities, LLC	U.S.$	46,000,000.00	U.S.$	143,750,000.00	U.S.$	115,000,000.00
Desjardins Securities Inc.	U.S.$	4,000,000.00	U.S.$	12,500,000.00	U.S.$	10,000,000.00
Academy Securities, Inc.	U.S.$	2,000,000.00	U.S.$	6,250,000.00	U.S.$	5,000,000.00
CastleOak Securities, L.P.	U.S.$	2,000,000.00	U.S.$	6,250,000.00	U.S.$	5,000,000.00
Penserra Securities LLC	U.S.$	2,000,000.00	U.S.$	6,250,000.00	U.S.$	5,000,000.00
R. Seelaus & Co., LLC	U.S.$	2,000,000.00	U.S.$	6,250,000.00	U.S.$	5,000,000.00

Total	U.S.$	400,000,000.00	U.S.$	1,250,000,000.00	U.S.$	1,000,000,000.00

The agents may offer the Notes to certain dealers at such respective prices less a concession not in excess of 0.150% of the principal amount per 2029 Floating Rate Note, 0.150% of the principal amount per 2029 Fixed-to-Floating Rate Note and 0.200% of the principal amount per 2031 Fixed-to-Floating Rate Note.

The agents may allow, and the dealers may reallow, a discount not in excess of 0.100% of the principal amount per 2029 Floating Rate Note, 0.100% of the principal amount per 2029 Fixed-to-Floating Rate Note, 0.125% of the principal amount per 2031 Fixed-to-Floating Rate Note, to other dealers.

After the initial offering of the Notes, the concession and reallowance discounts on the Notes may change. The offering of the Notes by the agents is subject to receipt and acceptance and subject to the agents’ right to reject any order in whole or in part.

We estimate that the total offering expenses for the Notes, excluding agents’ fees, will be approximately $100,000.

Subject to the terms and conditions of the terms agreement, the agents have agreed to purchase the Notes as principal, for their own account at a purchase price equal to the issue price specified on the front cover of this pricing supplement, less the agents’ fees of 0.250% for the 2029 Floating Rate Notes, 0.250% for the 2029 Fixed-to-Floating Rate Notes and 0.350% for the 2031 Fixed-to-Floating Rate Notes. To the extent the agents resell Notes to a broker or dealer less a concession equal to the entire agents’ fees, such broker or dealer may be deemed to be an “underwriter” of the Notes as such term is defined in the Securities Act of 1933, as amended. The agents have advised us that, if they are unable to sell all the Notes at the public offering price, the agents propose to offer the Notes from time to time for sale in negotiated transactions or otherwise, at prices to be determined at the time of sale.

In the future, the agents may repurchase and resell the Notes in market-making transactions. For more information about the plan of distribution, the Distribution Agreement (of which the terms agreement forms a part) and possible market-making activities, see “Supplemental Plan of Distribution” in the Prospectus Supplement. We expect that delivery of the Notes will be made against payment therefor on February 4, 2025, which is the third scheduled business day following the trade date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle no later than one business day after the trade date, unless the parties to any such trade expressly agree otherwise at the time of the trade. Accordingly, purchasers who wish to trade Notes on any date more than one business day prior to delivery of the Notes hereunder will be required, by virtue of the fact that the Notes will initially settle in three business days (T+3) to specify alternative settlement arrangements to prevent a failed settlement.

Certain of the Agents may not be U.S. registered broker-dealers and accordingly will not effect any sales within the United States except in compliance with applicable U.S. laws and regulations, including the rules of the Financial Industry Regulatory Authority (“FINRA”).

Conflicts of Interest

Because Scotia Capital (USA) Inc. is an affiliate of the Bank and is participating in the distribution of the Notes in this offering as an agent, Scotia Capital (USA) Inc. has a “conflict of interest” as defined in FINRA Rule 5121. Consequently, this offering is being conducted in compliance with FINRA Rule 5121. Scotia Capital (USA) Inc. is not permitted to sell Notes in this offering to accounts over which discretionary control is exercised without the prior specific written authority of the accountholder.

Some of the agents and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the agents and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the agents or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such agents and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such short positions could adversely affect future trading prices of the Notes offered hereby. The agents and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

European Economic Area. This pricing supplement has been prepared on the basis that any offer of Notes in any Member State of the EEA (as defined below) will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of Notes. This pricing supplement is not a prospectus for the purposes of the Prospectus Regulation. Accordingly, any person making or intending to make an offer in that Member State of the EEA of the Notes which are the subject of the offering contemplated in this pricing supplement may only do so to persons or legal entities which are qualified investors as defined in the Prospectus Regulation, provided that no such offer of Notes shall require the Bank or any of the agents to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation, in each case in relation to such offer.

Neither the Bank nor the agents have authorised, nor do they authorise, the making of any offer of Notes in a Member State of the EEA to any person or legal entity which is not a qualified investor as defined in the Prospectus Regulation. Neither the Bank nor the agents have authorised, nor do they authorise, the making of any offer of Notes in a Member State of the EEA through any financial intermediary, other than offers made by the agents, which constitute the final placement of the Notes contemplated in this pricing supplement.

The expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended).

PROHIBITION OF SALES TO EEA RETAIL INVESTORS. The Notes are not intended to be offered, sold or otherwise made available to, and should not be offered, sold or otherwise made available to, any retail investor in the European Economic Area (“EEA”). For these purposes, the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, and a “retail investor” means a person who is one (or more) of: (a) a retail client, as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (b) a customer, within the meaning of Directive 2016/97/EU, as amended (the “IDD”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (c) not a qualified investor as defined in the Prospectus Regulation. Consequently, no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared, and therefore, offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Each person in the EEA who receives any communication in respect of, or who acquires any Notes under, the offers to the public contemplated in this pricing supplement, or to whom the Notes are otherwise made available, will be deemed to have represented, warranted, acknowledged and agreed to and with each agent and the Bank that it and any person on whose behalf it acquires Notes is: (1) a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation; and (2) not a “retail investor” (as defined above).

United Kingdom. This pricing supplement has been prepared on the basis that any offer of Notes in the UK (as defined below) will be made pursuant to an exemption under the UK Prospectus Regulation and the FSMA from the requirement to publish a prospectus for offers of Notes. This pricing supplement is not a prospectus for the purposes of the UK Prospectus Regulation. Accordingly, any person making or intending to make an offer in the UK of Notes which are the subject of the offering contemplated in this pricing supplement may only do so to persons or legal entities which are qualified investors as defined in the UK Prospectus Regulation, provided that no such offer of Notes shall require the Bank or any of the agents to publish a prospectus pursuant to Article 3 of the UK Prospectus Regulation or section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation, in each case in relation to such offer.

Neither the Bank nor the agents have authorised, nor do they authorise, the making of any offer of Notes in the UK to any person or legal entity which is not a qualified investor as defined in the UK Prospectus Regulation. Neither the Bank nor the agents have authorised, nor do they authorise, the making of any offer of Notes in the UK through any financial intermediary, other than offers made by the agents, which constitute the final placement of the Notes contemplated in this pricing supplement.

The expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as amended, as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”) and the expression “FSMA” means the Financial Services and Markets Act 2000 (as amended).

PROHIBITION OF SALES TO UK RETAIL INVESTORS. The Notes are not intended to be offered, sold or otherwise made available to, and should not be offered, sold or otherwise made available to, any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA; or (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement the IDD, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the UK Prospectus Regulation. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended) as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

Each person in the UK who receives any communication in respect of, or who acquires any Notes under, the offers to the public contemplated in this pricing supplement, or to whom the Notes are otherwise made available, will be deemed to have represented, warranted, acknowledged and agreed to and with each agent and the Bank that it and any person on whose behalf it acquires Notes is: (1) a “qualified investor” within the meaning of Article 2(e) of the UK Prospectus Regulation; and (2) not a “retail investor” (as defined above).

This pricing supplement is only being distributed to persons: (i) that have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”); (ii) who fall within Article 49(2)(a) to (d) of the Order; (iii) who are outside the United Kingdom; or (iv) to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This pricing supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this pricing supplement relates is available only to relevant persons and will be engaged in only with relevant persons.

Any distributor subject to MiFID II subsequently offering, selling or recommending the Notes is responsible for undertaking its own target market assessment in respect of the Notes and determining the appropriate distribution channels for the purposes of the MIFID II product governance rules under Commission Delegated Directive (EU) 2017/593 (the “Delegated Directive”). Neither the Bank nor any of the Joint Book-Running Managers nor Co-Managers make any representations or warranties as to a distributor’s compliance with the Delegated Directive.

Hong Kong. The Notes may not be offered or sold in Hong Kong by means of any document other than (a) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (b) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (c) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Singapore. This pricing supplement and the Prospectus and Prospectus Supplement have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this pricing supplement, the Prospectus and Prospectus Supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (a) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001, of Singapore (the “SFA”)) under Section 274 of the SFA or (b) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.

Notification under Section 309B(1)(c) of the SFA. The Bank has determined that the Notes are (a) prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and (b) Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Japan. The Notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the Notes nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

VALIDITY OF NOTES

The validity of the Notes will be passed upon for us by A&O Shearman, Toronto, Ontario, as to matters of the federal law of the United States and New York law, and by Osler, Hoskin & Harcourt LLP, Toronto, Ontario, as to matters of Canadian law and applicable matters of Ontario law. The agents have been represented by Mayer Brown LLP, New York, New York as to matters of the federal law of the United States and New York law.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

You should read this pricing supplement, together with the documents listed below, which together contain the terms of the Notes and supersede all prior or contemporaneous oral statements as well as any other written materials. You may access the following documents on the SEC Website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC Website):

•	Series I MTN Prospectus Supplement dated November 8, 2024:

https://www.sec.gov/Archives/edgar/data/9631/000119312524253826/d834602d424b3.htm

•	Prospectus dated November 8, 2024:

https://www.sec.gov/Archives/edgar/data/9631/000119312524253771/d875135d424b3.htm

Our Central Index Key, or CIK, on the SEC Website is 0000009631.